Exhibit 10.3
AMENDED AND RESTATED REVOLVER NOTE

US $47,480,261.50	Dated March 20, 2025
This Amended and Restated Revolver Note (this “Note”) amends and restates that certain Revolver Note dated November 17, 2017 by and between Fidelity National Financial, Inc., a Delaware corporation (the “Lender”) and Cannae Holdings, Inc., a Nevada corporation (the “Borrower”) as amended by the First Amendment to Amended and Restated Revolver Note dated January 29, 2024 by and between Lender and Borrower. FOR VALUE RECEIVED, Lender, agrees to make loans (each such loan, a “Revolving Loan”) to Borrower, from time to time in an aggregate amount not to exceed the principal sum of $47,480,261.50 (the “Commitment”), on the terms set forth below.
1.Definitions:
“Borrower” has the meaning assigned to such term in the preamble to this Note.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Lender is located and, if such day relates to any Revolving Loan, shall also exclude any day that is not a Business Day.
“Commitment” has the meaning assigned to such term in the preamble to this Note.
“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States of America, any state thereof or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default Rate” means an interest rate equal to the interest rate otherwise applicable to a Revolving Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.
“Dollar” and “$” mean lawful money of the United States.
“Event of Default” has the meaning specified in Section 7.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Interest Period” means, as to each Revolving Loan, the period commencing on the date such Revolving Loan is disbursed or continued and ending on the date one month thereafter (subject to Section 6(a)); provided that:
(i)any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; and
(ii)any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period.
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of Law.
“Lender” has the meaning assigned to such term in the preamble to this Note.
“Maturity Date” has the meaning specified in Section 3.
“Obligations” means all advances to, and debts, liabilities and monetary obligations of, the Borrower to the Lender arising under this Note, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, including interest and fees that accrue after the commencement by or against the Borrower of any proceeding under any Debtor Relief Laws naming the Borrower as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“Outstanding Amount” means, on any date, the aggregate outstanding principal amount of the Revolving Loans after giving effect to any borrowings and prepayments or repayments of the Revolving Loans, occurring on such date.
“Revolving Loan” has the meaning assigned to such term in the preamble to this Note.
2.Borrowings. Each borrowing, shall be made upon the Borrower’s irrevocable notice to the Lender, which may be given by telephone. Each such notice (whether telephonic or written) must (i) be received by the Lender not later than 10:00 a.m. (New York time) on the requested date of any such borrowing and (ii) specify the date and principal amount of such borrowing. Each telephonic notice by the Borrower pursuant to this Section 2 must be confirmed promptly by delivery to the Lender of a written notice, signed by an officer of the Borrower. The

Outstanding Amount may not exceed the Commitment at any time. Each borrowing shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof.

3.Repayment. The Borrower shall repay to the Lender the aggregate outstanding principal amount of each Revolving Loan on November 17, 2030 (the “Maturity Date”); provided, such Maturity Date shall be automatically extended for additional one (1) year term on each subsequent anniversary date, unless the Borrower or the Lender in its sole discretion provides notice, at least thirty (30) days prior to such Maturity Date, that the maturity of such Revolving Loans shall not be extended. The Borrower shall have the right to prepay, at any time and from time to time, all or any portion of the outstanding principal amount hereunder, without premium or penalty other than customary breakage costs. Amounts repaid under this Note shall not be available to be re-borrowed.
4.Use of Proceeds. The Borrower shall use the proceeds of the Revolving Loans to repurchase shares of its common stock from Lender.
5.Place of Payment. All amounts payable hereunder shall be payable to the Lender by wire transfer of immediately available funds into an account or accounts designated by the Lender in writing from time to time. All payments shall be made in lawful money of United States and shall include all fees and costs, including any currency exchange costs, applicable to such payments.
6.Interest.
(a)During the Term and for so long as William P. Foley, II is the Chairman of Board of Borrower and subject to the provisions of subsection (b) below, the Revolving Loans shall bear interest at five percent (5%) per annum. During the Term and beginning when William P. Foley, II is not the Chairman of the Board of Borrower and subject to the provisions of subsection (b) below, the Revolving Loans shall bear interest at seven percent (7%) per annum. No more than one Interest Period may be applicable to the Revolving Loans at any one time. If after giving effect to a proposed borrowing of Revolving Loans, more than one Interest Period would be in effect, such proposed borrowing shall have the same Interest Period as the existing Revolving Loans. At the end of any Interest Period, to the extent any Revolving Loans remain outstanding, such Revolving Loans will be continued in a new Interest Period.
(b)(i) If any amount of principal of any Revolving Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at the interest rate per annum at all times equal to, at the Default Rate, to the fullest extent permitted by applicable Laws.
(ii)If any amount (other than principal of any Revolving Loan) payable by the Borrower under this Note is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Lender, such amount shall thereafter bear interest at the interest rate per annum at all times equal to the Default Rate, to the fullest extent permitted by applicable Laws.

(iii)Upon the request of the Lender, while any Event of Default exists (other than as set forth in clauses (b)(i) and (b)(ii) above), the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at the interest rate per annum at all times equal to the Default Rate, to the fullest extent permitted by applicable Laws.
(iv)(Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)Interest on each Revolving Loan shall be due and payable in arrears on the last day of each Interest Period. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
7.Creditor Rights. In the event that (i)(a) the Borrower shall fail to make within thirty (30) days after the same becomes due, any scheduled payment of interest or principal hereunder and/or (b) the Borrower shall fail to observe or perform any other provision of this Note (other than Section 4) and such failure shall continue unremedied for a period of thirty (30) days, (ii) the Borrower shall be dissolved or adjudicated insolvent, (iii) the Borrower shall cease engaging in business operations, (iv) any legal proceeding by any judgment creditor is commenced against the Borrower to attach or levy upon any material property of the Borrower, which is not dismissed within forty-five (45) days, (v) the Borrower shall become the subject of any bankruptcy (including, without limitation, any reorganization under Chapter 11 of Title 11 of the United States Code and /or its foreign equivalent), insolvency, receivership, liquidation (including, without limitation, any liquidation under Chapter 7 of Title 11 of the United States Code and/or its foreign equivalent), or dissolution under applicable law or statute, (vi) the Borrower shall make a general assignment for the benefit of its creditors, (vii) unless otherwise approved by the Lender, the Borrower shall breach the requirements of Section 4; and/or (viii) William P. Foley, II is no longer the Chairman of the Board of Borrower (each event described in clauses (i) through (viii), an “Event of Default”), then, in each case of clauses (i) through (viii) above, the Lender, at its option, shall have the right to declare the entirety of the Obligations outstanding hereunder to be immediately due and payable and terminate the Commitments, in each case, without notice or demand. In such event, the Borrower shall be required to make immediate payment of the entire outstanding principal balance of this Note, together with all accrued and unpaid interest thereon.
8.Miscellaneous.
(a)Submission to Jurisdiction; Waivers; Amendments. THE LENDER AND THE BORROWER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE STATE OF NEVADA, AND THEY HEREBY IRREVOCABLY AGREE THAT ANY ACTION MAY BE HEARD AND DETERMINED IN SUCH NEVADA STATE OR FEDERAL COURT. THE LENDER AND THE BORROWER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST THE BORROWER ARISING OUT OF THIS NOTE OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN THE BORROWER AND THE LENDER OF ANY KIND OR NATURE. No delay or failure on the part of the Lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. The rights, remedies, powers and privileges provided herein are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. Time is of the essence in respect of the performance of all payment obligations under this Note. The Borrower hereby waives presentment and demand for payment, notice of dishonour, protest and notice of protest of this Note. No modification or waiver of any provision of this Note or consent to departure therefrom shall be effective unless in writing and signed by the Borrower and the Lender.
(b)Governing Law. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEVADA AND NO CONFLICTS OF LAW PRINCIPLES WILL APPLY TO THIS NOTE.
(c)Severability. In the event that any provision of this Note would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Note or affecting the validity or enforceability of such provision in any jurisdiction.
(d)Counterparts; Binding Effect; Successors and Assigns. This Note may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. This Note shall not be assignable by the Borrower without the prior written consent of the Lender. Subject to the foregoing, this Note and every part hereof shall be binding upon the undersigned and their respective successors and assigns, and shall inure to the benefit of and be enforceable by the Lender and any of its successors and assigns.
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IN WITNESS WHEREOF, the undersigned have executed this Note as of the date first written above.
THE BORROWER:
CANNAE HOLDINGS, INC.

By:    /s/ Bryan D. Coy
Name: Bryan D. Coy
Title: Chief Financial Officer

THE LENDER:
FIDELITY NATIONAL FINANCIAL, INC.

By:    /s/ Anthony J. Park
Name: Anthony J. Park
Title: Executive Vice President, Chief Financial Officer

[Amended and Restated Revolver Note]